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                                     OFFICE

                                 LEASE AGREEMENT

                                     BETWEEN

                           BT LINCOLN, L.P., Landlord

                                       And

                        DIGITAL DESCRIPTOR SYSTEMS, INC.
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                                     OFFICE

                                LEASE AGREEMENT

         This lease dated May 16, 2000, by and between BT Lincoln, L.P., a Pennsylvania limited partnership having an office c/o BET Investments, 2600 Philmont Avenue, Suite 212, Huntingdon Valley, PA 19006, hereafter called "Landlord" and Digital Descriptor Systems, Inc., a Delaware corporation with a mailing address at 446 Old Lincoln Highway, Fairless Hills, PA 19030, hereafter called "Tenant".

                              W I T N E S S E T H:

     1. SPECIFIC TERMS

        1.1 Leased Premises

             Landlord leases to Tenant and Tenant rents from Landlord the Premises ("Leased Premises") being the interior only of the space designated on the plan attached hereto as Exhibit "A" containing approximately 5,914 rentable square feet in the building (the "Building") being part of the property known as 420 Old Lincoln Highway, Fairless Hills, PA (the "Entire Premises"). As an appurtenance to Leased premises Landlord grants to Tenant a nonexclusive license to use, in common with others entitled thereto (as more specifically provided in Section 3.01), all portions of Entire Premises (as defined below) designated by Landlord from time to time as "Common Facilities."

        l.2. "Term"

             Five (5 Years.

        l.3. "Minimum Rent"

             The Minimum Annual Rent payable under this Lease shall be payable in Equal monthly installments as provided in Section 2.1 as follows:

             Year 1:    $97,581.00 per year; $8,132.00 per month:

             Year 2:    $100,538.00 per year; $8,378.00 per month;

             Year 3:    $103,495.99 per year; $8,625.00 per month;

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             Year 4:    $106,452.00 per year; $8,871.00 per month;

             Year 5:    $109,409.00 per year; $9,117.00 per month.

        1.4. "Expense Stop"

              Tenant shall be responsible to pay all Costs of Operation (as defined herein) in excess of $4.00 per rentable square foot.

        1.5. "Proportionate Share"

              For all purposes of this Lease Tenant's proportionate share shall be the ration That the number of rentable sqaure feet in the Leased Premises bears to the rentable square feet in the Building (51,058 sq. ft.) or 11.6%.

        1.6. "Security Deposit"

             Twenty Four Thousand Three Hundred Ninety Five Dollars
($24,395.00).

        1.7. Use

             Leased Premises shall be used solely for general business office purposes And for no other use or purpose.

        1.8. Notices

             All notices or demands required or permitted to be given or served under this Lease shall be deemed to have been given or served only if in writing forwarded by registered or certified Mail, postage prepaid, and addressed as follows:

                       To Landlord at:

                       BET Investments
                       Attention:  Bruce E. Toll, President
                       2600 Philmont Avenue, Suite 212
                       Huntingdon Valley, PA 19006

                       With a copy to:

                       BET Investments
                       Attention: Michael P. Markman, Executive Vice President 2600 Philmont Avenue, Suite 212
                       Huntingdon Valley, PA 19006

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                       After Occupancy of the Leased Premises to Tenant at:

                       Digital Descriptor Systems, Inc.
                       Attention: Michael J. Pellegrino
                       446 Old Lincoln Highway
                       Fairless Hills, PA 19030

                       Prior to Occupancy of the Leased Premises to Tenant at:

                       Digital Descriptor Systems, Inc.
                       Attention: Michael J. Pellegrino
                       2010-F Cabot Boulevard West
                       Langhorne, PA  19047

             Such addresses may be changed by either Party by notice delivered as Above provided to the other Party. If Landlord or any mortgagee shall so request of Tenant, Tenant shall send such mortgagee a copy of any notice thereafter sent to Landlord.

     2. CONSTRUCTION-RENT - COMMENCEMENT OF TERM

        2.1. Commencement of Term

             Although this Lease shall become effective upon execution hereof, the term Of this Lease and Tenant's obligation to pay rent, including, but not limited to, minimum rent and additional Rent hereunder shall commence on the earlier of: (i) the date of Substantial Completion of Landlord's Improvements (as defined below); or (ii) the date on which the Tenant occupies any portion of the Leased Premises. Notwithstanding the foregoing the term shall not commence prior to June 15, 2000 unless the tenant occupies the Lease Premises prior to such date.

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        2.2. Construction

             2.2.1. Landlord shall perform the work and make the installations in the Leased Premises in a good and workmanlike manner and in accordance with the preliminary space plans and specifications as shown on Exhibit "A" attached hereto ("Landlord's improvements"). Landlord shall endeavor that Substantial Completion of Landlord's Improvements shall occur on or before the date that is sixty (60) days after the full execution and delivery of this Lease (the "Estimated Completion Date"). The Estimated Completion Date shall be postponed in the event of(i) delays caused by the unavailability of materials and equipment that have been specified and requested by Tenant or (ii) delays caused by acts of God, strikes and other events beyond the reasonable control of Landlord, and neither circumstance shall give rise to liability of Landlord.


             2.2.2. As used herein, "Substantial Completion" of Landlord's Improvements shall occur when the Landlord's Improvements have been completed substantially ii accordance with the plans and specifications (subject to the completion of minor finish punch list items) and a certificate of occupancy or temporary certificate of occupancy issued for the Leased Premises, which will, except for any improvements or work to be performed by Tenant, allow Tenant to utilize the Leased Premises for its intended purposes without material interference to the customary business activities of Tenant by reason of the completion of Landlord's Improvements. Landlord shall promptly repair or complete punchlist items after such items are compiled by Tenant in writing and delivered to Landlord during the first thirty (30) days after Tenant has occupied the entire Leased Premises

             2.2.3. In the event of delays in Substantial Completion of Landlord's Improvements by reason of any of the following, the term hereof shall commence to accrue as if the delay had not occurred:

                    2.2.3.1. changes in Landlord's Improvements, which are requested by Tenant, provided that within three (3) business days following the requested change, Landlord notifies Tenant that such change will cause a delay Substantial Completion and the estimate amount of delay, in which event Tenant may opt to keep Landlord's Improvements as previously approved or change Landlord's Improvements so as not to cause a delay, which decision shall be made by Tenant within twenty-four
        (24) hours of Landlord's notice to Tenant specifying that such change will cause a delay (which notice may be sent by telecopier).

                    2.2.3.2. delays, not caused by Landlord, in furnishing materials or procuring labor required for installations or Landlord's Improvements which are not customarily provided by Landlord for office tenants in the Building provided that Tenant shall be notified of Landlord's good faith estimate of the anticipated delay within three (3) business days after discovery thereof by Landlord and shall be given an opportunity to specify alternative materials or requirement or

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         to return to installations or work customarily provided by Landlord for office tenants, which decision shall be made within twenty-four (24) hours of Landlord's notice to Tenant thereof, and further provided that, in the event Tenant shall specify such alternative materials or requirements, any delay incurred prior to Landlord's notice of the anticipated delay with respect to the Landlord's Improvements in question shall not be considered to be a delay chargeable to Tenant under this Section 2.2.3;

                    2.2.3.3. any failure by Tenant, without regard to any grace period applicable thereto, to furnish any required plan, information, approval or consent within a required period of time including appropriate plans and specifications for construction and remodeling of the Leased Premises, but only to the extent such delay actually delays the completion of Landlord's Improvements; or

                    2.2.3.4. Tenant's interference with the completion of Landlord's Improvements as a result of Tenant's decorating, furnishing or equipping the Leased Premises prior to the Estimated Completion Date.


        Notwithstanding the foregoing, the Tenant shall be permitted to have access to the Leased Premises prior to delivery to install its computer and telephone wiring fifteen (15) days prior to Substantial Completion, provided that the Tenant does not interfere with the completion of Landlord's Work.

        2.3. Minimum Rent

              The Minimum Rent for each year of the term of this Lease in the amount set forth in Section 1.3 shall be payable by Tenant as therein set forth without prior notice or demand and without set-off, counterclaim or deduction, in advance at the address designated in Section 1.8 or at such other place as may be' designated by Landlord from time to time in writing. If the term of this Lease shall commence on a day other than the first day of a month, Tenant shall pay, upon the commencement date, a portion of the Minimum Rent prorated on a thirty (30) day basis. All Minimum Rent and other rents set forth herein shall be paid in monthly installments, in advance, on or before the first day of each month. In the event that the Minimum Rent and other rents set forth herein are not paid on or before the sixth (6*) day of each month, the Tenant shall pay a penalty of SI 00.00 plus interest on the unpaid amount at the Interest Rate (as defined herein).

        2.4. Costs of Operation

             Pursuant to Section 1.4 of this Lease, Tenant shall pay to Landlord Tenant's Proportionate Share of Costs of Operation of Entire Premises in excess of the Expense Stop. For the purposes of this Lease, the Costs of Operation of Entire Premises shall include, without limitation, all expenses, costs and charges incurred in the cleaning, operation and maintenance of the Entire Premises and all other costs, expenses or charges which Landlord shall

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pay or become obligated to pay because of or in connection with the ownership and operation of Entire Premises, including, but not limited to, the following:

                    2.4.1. wages and salaries of all employees engaged in operation and maintenance of Entire Premises including all taxes thereon, and all insurance and benefits relating thereto.

                    2.4.2. all utilities used in the operation of the Entire Premises excluding only those utilities, if any, separately billed to individual tenants;

                    2.4.3. the cost of all maintenance and service agreements;

                    2.4.4. the cost of all insurance applicable to Entire Premises, including, without limitation, all risk coverage, rent insurance, and workmen's compensation;

                    2.4.5. all taxes, levies, fees, or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Building and the Entire Premises or its operation or the rent provided for in this Lease and any legal expenses associated with tax appeals for the Property, excluding however, any taxes on Landlord's net income;

                    2.4.6. cost of repairs, replacements and general maintenance and building services all supplies and materials used in the operation and maintenance of Entire Premises:

                    2.4.7. a management fee of 4% of gross rents receivable by Landlord; and

                    2.4.8. the cost of capital improvements or other modifications to Entire Premises and/or the Building;

                    2.4.9. The cost of maintenance, repair and operation of all equipment And systems installed for owned by Landlord to provide HVAC services.

Tenant's Proportionate Share of the Costs of Operation of Entire Presides shall be paid in equal monthly installments of 1/12 of the amount estimated to be due for each year within the term of the Lease. Landlord shall make a reasonable estimate of the Costs of Operation of Entire Premises and of Tenant's Poportionate Share of Costs of entire Presides at the beginning of each calendar month thereafter. At the end of each year during the term of this Lease, Landlord shall render a bill to Tenant for Tenant's proportionat share of the Costs of Operation of entire Premises, and within twenty (20) days after date of such bill and statement, Tentnt will pay any additional amount shown to be due

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statement or Landlord will credit any overpayment by Tenant against payments thereafter to become due by Tenant on account of Costs of Operation of Entire Premises or other sums payable by Tenant under this Lease. If there shall be a portion of the term, either at the beginning or the end of the term, of less than a full calendar year, the Tenant's Proportionate Share of the Costs of Operation shall be pro rated on a daily basis. All Landlord's books and records related to such additional rent shall be subject to review and audit by Tenant or its representatives at any time during normal business hours with seven (7) days advance written notice, no more than one (1) time each calendar year. Notwithstanding the foregoing, the following costs incurred by Landlord shall not be included in the Costs of Operations: (i) any ground lease rental; (ii) any cost of capital replacements except to the extent that they are depreciated over their useful life; (iii) Costs incurred by Landlord for the repair or replacement of damage to the Building or the Office Building Area or its contents caused by fire or other casualty, to the extent covered by insurance;
(iv) Lender's fees and interest payments; (v) Leasing commissions, attorney's fees, space planning costs, and other costs and expenses in solely connection with negotiations with this Lease and other present or prospective tenants or other occupants of the Building; (vi) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Office Building Area; (vii) Tax penalties incurred as a result if Landlord's negligence, inability or unwillingness to make payments when due, not attributable to Tenant's failure to make payments to Landlord for such items with the Lease; (viii) Any and all costs arising from the presence of hazardous materials or substances in or about the Entire Premises, except as otherwise set forth in the Lease; (ix) Costs (including all related attorney's fees and costs of settlement judgments and any payments in lieu thereof) arising from claims or disputes between Landlord and other tenants of the Building; (x) Cost of any items for which Landlord is reimbursed by insurance, or otherwise compensated by parties other than tenants of the Building.

        2.5. Additional Rent

             2.5.1 All sums payable under this Lease by Tenant whether or not specifically so denominated shall be deemed additional rent shall be collectible as such, and shall be payable in the same manner as Minimum Rent.

             2.5.2 Tenant shall pay all charges and assessments for all utilities, including without limitation, electricity, water, sewer and other similar utility charges for services provided to Leased Premises either directly to the applicable utility carrier based on charges for usage as reflected on separate meters for the Leased Premises or to Landlord in the amount delivered by reference to submeters in the event Landlord determines it advisable to provide such services. If Landlord provides utility service, Tenant shall pay all charges for such services as set forth on invoices or statements tendered to Tenant by Landlord and Tenant will pay Landlord within ten (10) days after mailing by Landlord to Tenant of statements therefore at the applicable rates determined by Landlord from time to time which Landlord agrees shall be reasonable and shall not be in excess of the Public Utility Rates for similar service provided to consumers of the same status as Tenant, if applicable, but in no event less than Landlord's actual cost. If Landlord does not

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determine that it is advisable to provide such services. Tenant shall pay such services directly to the respective utility providers based upon separate meter readings for the Leased Premises.

             2.5.3. Tenant shall pay to Landlord, as additional rent. Tenant's proportionate share of the cost of energy used in heating, ventilating and air conditioning the Leased Premises.

             2.5.4. Landlord shall not be liable to Tenant for the failure to provide any utilities or services either required or permitted to be supplied by Landlord under the terms of this Lease. However, Landlord agrees in the event of any suspension or failure of service to proceed with all due diligence to restore or cause the restoration of such service as soon as is reasonably practical under the circumstances. In the event that any such interruption or suspension of services is caused by the intentional misconduct of Landlord, the rent shall abate from the date of such interruption or suspension through the date that such service is fully restored

        2.6. Interest

             Wherever in this Lease there is a provision that Tenant shall be liable for the payment of any sum to Landlord, together with interest thereon, or wherever Tenant shall fail to pay any sum hereunder when due, such sum shall bear interest at a rate equal to two (2) percentage points per annum above the announced prime rate or its equivalent charged by First Union National Bank or its successor (the "Interest Rate"); provided, however, that the Interest Rate shall not be more than the legal rate of interest which may be charged to borrowers of the same nature and status as Tenant nor less than six percent (6%) per annum.

    3. COMMON FACILITIES AND SERVICES

        3.1. Common Facilities

             The Common Facilities referred to in Section I.I of this Lease shall include, without limitation, any landscaped areas, lobbies, courts, elevators, atria, common hallways, common chases, common risers, common wall cavities, common conduits, common shafts and mechanical rooms, parking lot, restrooms on the first floor and other similar facilities in Entire Premises and the Building designated by Landlord for common or joint use of the occupants thereof, their employees, agents, tenants, customers and other invitees. The Common Facilities shall at all times be subject to the exclusive control and management of Landlord. Landlord may from time to time promulgate, enforce and uniformly apply reasonable rules and regulations, for the use of the Common Facilities, and build or place landscaping and other improvements thereon. Landlord, without liability to Tenant, may at any time and from time to time close all or any portion of such Common Facilities to such extent as may be necessary or appropriate in its opinion to prevent or avoid the possibility of a dedication thereof to the public. Landlord, however, will not deprive Tenant of reasonable access to and use of the Leased Premises.

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        3.2. License

                    Landlord makes no representation as to nature of the amenities included in the Common Facilities or as to the identity, type, size or number of other tenants.

        3.3. Landlord's Services

             Provided that Tenant is not in default under any of the provisions of this Lease beyond the expiration of any applicable grace period following notice of default, Landlord shall (subject to Section 2.4 and 2.5):

             3.3.1. Furnish heat and air conditioning to the Common Facilities and Leased Premises during the normal heating season when required for comfortable use and occupation on business days from Monday to Friday inclusive from 8:00 a.m until 5:30 p.m.or for such longer hours provided that Tenant pays its proportionate share of utilities used for such longer hours;

             3.3.2. Clean or cause the Leased Premises to be kept clean (in a commercially reasonable manner), provided the same are kept in order by Tenant


             3.3.3. Maintain the Building in a first class manner.

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     4. SIGNS, FIXTURES AND ALTERATIONS

        4.1. Signs

             Tenant shall not place or erect any signs, decorative devices, awnings, canopies or other advertising matter visible from the exterior of the Leased Premises without the prior written consent of Landlord. Notwithstanding the foregoing, the Landlord shall place Tenant's name on the building directory in the lobby and next to the entrance door of the Lease Premises.

        4.2. Trade Fixtures

             All trade fixtures installed by Tenant in the Leased Premises shall be the property of Tenant and shall be removed at the expiration or sooner termination of the term of this Lease or any renewal or extension thereof, provided Tenant shall not at such time be in default under any covenant or agreement contained in this Lease and provided, further, that Tenant shall promptly repair any damage to Leased Premises caused by such removal. If Tenant fails to remove any such trade fixtures upon expiration or sooner termination of the term of this Lease, such trade fixtures shall be deemed abandoned and shall become the property of Landlord or, at the option of Landlord may be removed from Leased Premises and stored for the account of Tenant, at the cost and expense of Tenant, which cost and expense shall constitute additional rent. Any lighting fixtures, heating and air conditioning equipment, plumbing and electrical systems and fixtures (except any telephone or other communications systems, computer networks or systems and wiring and hardware related thereto installed by Tenant, provided Tenant repairs any damage caused by the removal thereof) and floor coverings shall not be deemed to be trade fixtures whether installed by . Tenant or by any other party and shall not be removed from Leased Premises but shall upon installation become the property of Landlord without any compensation to Tenant.

        4.3. Alterations

             Tenant shall not make any changes, alterations or improvements to Leased Premises or any part thereof without first obtaining the written consent of Landlord. In applying for such consent, Tenant shall submit to Landlord reasonable plans and specifications for the proposed work and an estimate of the anticipated cost thereof. If Landlord determines it advisable to grant such consent, Landlord may also impose such conditions as to permits, insurance, bonds and waivers and releases of mechanic's liens as Landlord in its commercially reasonable discretion deems advisable or necessary. Any alterations, additions or improvements made by Tenant with the consent of Landlord shall become the property of Landlord and shall remain upon the Leased Premises at the expiration or sooner termination of this Lease unless Landlord shall, as a condition to the approval of same, require that it have the option at the termination of this Lease to cause Tenant to restore Leased Premises to its condition existing before the making of such alterations or improvements.

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        4.4. Mechanic's Lien

             Before performing or permitting the performance of any work or delay of any materials within Leased Premises as permitted under any provision of this Lease or as otherwise agreed to by Landlord, Tenant shall, at its own cost and expense, take such steps as Landlord might reasonably require in order that no lien for labor or materials will attach to the Leased Premises as a result of such work or materials delay. Tenant shall not permit any mechanics' or other lien or claim for lien or notice in respect thereto to be filed against the Leased Premises or any fixtures, equipment or furnishings contained therein. If any such lien, notice or claim shall be made or filed, Tenant shall within ten (10) days after notice of the filing thereof cause said lien, notice or claim for lien to be effectively removed and discharged of record; provided, however, that Tenant shall have the right to contest the amount or validity, in whole or in part, of any such lien, notice or claim by appropriate proceedings but in such event Tenant shall promptly bond such lien, notice or claim with a surety company satisfactory to Landlord and shall prosecute such proceedings with all due diligence and dispatch. If Tenant fails so to discharge or bond such lien, Landlord may at its election remove or discharge such lien, notice or claim by paying the full amount thereof, or otherwise, and without any investigation or contest of the validity thereof, and Tenant shall pay to Landlord upon demand, as additional rent, the amount paid by the Landlord including Landlord's costs, expenses and counsel fees. Nothing in this Lease shall authorize or be construed to authorize Tenant to subject Leased Premises or Entire Premises to any such liens.

     5. OCCUPANCY, MAINTENANCE, REPAIR AND SURRENDER OF LEASED PREMISES

        5.1  Occupancy Agreements

             Tenant covenants that Tenant:

             5.1.1 will not use the plumbing facilities for any other purpose than that for which they are constructed and will not permit its employees to place any foreign substance of any kind to be thrown therein by any of its employees, agents or invitees. The expense of repairing any breakage, stoppage, seepage or damage, whether occurring on or off Leased Premises, resulting from a violation of this provision by Tenant of Tenant's employees, agents or invitees shall be borne by Tenant.

             5.1.2. will comply with all laws, rules and regulations of all governmental authorities having jurisdiction over the Leased Premises and with all recommendations of the Association of Fire Underwriters with respect to the use or occupancy of the interior of the Leased Premises by Tenant, provided, however, that Landlord, and not Tenant, shall comply with such laws, rules and regulations and recommendation as and to the extent that they relate to any Common Areas or portions of the Entire Premises, other than Leased Premises;

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             5.1.3. agrees that Landlord may amend, modify, delete or add new and additional reasonable rules and regulations for the use and care of the Leased Premises, the Entire Premises and the Common Facilities;

             5.1.4. will comply with all such further rules and regulations upon notice to Tenant from Landlord.

             5.1.5. will use only such electrical appliances and customary office lighting and office equipment as will not overload (in excess of five (5) watts per square foot) the electrical service as supplied by Landlord at the commencement of the term of this Lease. If Tenant shall use or require additional electrical service. Tenant shall provide the same at its own cost and expense, but only in accordance with specifications approved by Landlord in writing.

             5.1.6. will not use or operate any machinery, that, in Landlord's reasonable opinion, is harmful to the Leased Premises or Entire Premises or disturbing to lessees occupying other parts of Entire Premises;

             5.1.7. will not place any weights in any portion of Entire Premises beyond the safe carrying capacity of the structure;

             5.1.8. will not manufacture any commodity or prepare or dispense any food or beverages in Leased Premises, except for Tenant's own use;

             5.1.9. will not remove or attempt to remove any of Tenant's goods or property from or out of the Leased Premises, other than in the ordinary course of business, in such a manner as to impair or affect Landlord's lien without first having paid Landlord all rent which may become due during the entire term of this Lease, subject to the provisions of Section 12.9;

             5.1.10. will not permit any odor, noise, sound, or vibration which may, in Landlord's reasonable judgment, in any. way tend to impair the use of any part of the Entire Premises or interfere with the business or occupancy of any other lessee, or make or permit any disturbance of any kind in the Entire Premises, or interfere in any way with any other lessee, occupant or invitee of the Entire Premises;

             5.1.11. will not obstruct any sidewalks, halls, passageways, elevators or stairways in the Entire Premises or any part thereof, or use the same for any purpose other than ingress and egress to and from the Leased Premises;

             5.1.12. will not bring in to or remove from Entire Premises any heavy or bulky object except with the aid of experienced movers or riggers approved in writing by Landlord and in accordance with the rules and regulations set forth by Landlord;

             5.1.13. will not keep any animal in or about the Leased Premises;

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             5.1.14. will not use any part of Leased Premises as sleeping rooms or apartments; and

        5.2. Landlord's Repairs

             Landlord will keep the Leased Premises and the Building in proper repair (which shall be included in the Costs of Operation), provided that Tenant shall give Landlord written notice of the necessity of any repairs to the Leased Premises and the Tenant has not caused the damage necessitating the repairs. Tenant shall bear all actual and reasonable costs and expenses of repairs caused by Tenant's acts, ommissions or negligence other than reasonable wear and tear.

        5.3. Surrender of Leased Premises

             At the expiration of or sonner termination of the tenancy hereby created, Tenant shall peaceably surrender the Leased Premises in the same condition of cleanliness, repair and sightliness as the Leased Premises were in upon the commencement of business under this Lease, reasonable wear and tear and damage by unavoidable casualty excepted to the extent that the same is covered by Landlord's property loss or damage insurance policy. At such time, Tenant shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Tenant shall in accordance with Section 4.2 remove all its trade fixtures before surendering Leased Premises and shall repair any damage to the Leased Premises caused thereby. Tenant's obligation to observe or perform this convenant shall survive the expiration or other termination of the term of this Lease.

        5.4. Waste or Nuisance

             Tenant shall not commit or suffer to be committed any waste upon the Leased Premises. Tenant shall not commit or suffer to be committed any nuisance or other act which may disturb the quiet enjoyment of any other tenant or occupant of Entire Premises.

        5.4. Environmental Matters

             5.5.1. The term "Environmental Law" shall mean any federal, state or local, statute, act, law, ordinance, rule, regulation or order pertaining to the environment whether now or hereafter enacted and whether or not listed in this definition, including, but not limited to the following:

                    (i) The Comprehensive Environmental Response Compensatina
                        and Liability Act ("CERCLA"), 42 U.S.C. Section 9601, as amended by the Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 98-489, 100 Stat 1613, 1986)
                        (SARA");

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                    (ii)  The Resource Conservation and Recovery Act, 42 U.S.C.
                          Section 6801 et.seq. ("RCRA");

                    (iii) Toxic Substances Control Act, 15 U.S.C. Section 2601
                          ("TSCA");

                    (iv)  The Clean Water Act, 33 U.S.C. Section 40 et.seq
                          ("CWA");

                    (v)   The Clean AirAct, 42 U.S.C. Section 7901 et.seq.:

                    (vi)  The Pennsylvania Solid Waste Management Act 35 P.S.
                          Section 6018.103; and

                    (vii) The Pennsylvania Hazardous Sites Clean Up Act (Act 108
                          of 1988)

             5.5.2. "Hazardous Substance" shall mean any hazardous or toxic substance as defined in any Environmental Law or in any rule, regulation or order issued pursuant to any Environmental Law.

             5.5.3. "Enforcement Agency" shall mean the Environmental Protection Agency ("EPA") and any state, county, municipal or other agency having authority to enforce any Environmental Law.

             5.5.4. All alterations made in Leased Premises by or on behalf Tenant or any permitted assignee or sublessee taking possession through Tenant shall be in accordance with and shall comply with all Environmental Laws and the requirements of any Enforcement Agencies.

             5.5.5. If any statutes, laws, ordinances, rules or regulations are promulgated at any time after the date of execution of this Lease for the removal, abatement or containment of a Hazardous Substance in Leased Premises or any portion of Leased Premises and, in the reasonable judgment of Landlord, it is hazardous for the Tenant to remain in the Leased Premises during such removal, abatement, or containment of the Hazardous Substance, Tenant shall vacate Leased Premises or that portion of the Leased Premises that is hazardous and, provided that such condition did not result from Tenant's acts, omissions, or operations, Tenant's rent shall be abated proportionately for the period of time in which Tenant's use of such portion of Leased Premises has been interrupted.

             5.5.6. Tenant shall not intentionally or unintentionally use, store, handle, spill or discharge any Hazardous Substance at or in the vicinity of Leased Premises. Tenant shall not use Leased Premises in any manner that will cause Leased Premises to have a standard industrial classification ("SIC") that is covered by any Environmental Law or which will cause Leased Premises to be deemed an "Industrial Establishment" as defined under any Environmental Law. Tenant's failure to abide by the terms of this Section 5.5.6 shall be restrainable by injunction. Notwithstanding the foregoing, the Tenant may keep copy machine toner and normal office supplies at the Leased Premises, provided that it handles and disposes such items in accordance with all Environmental Laws.

             5.5.7. At any time during the term of this Lease, Tenant shall supply to Landlord affidavits of an officer of Tenant describing in detail the operations and processes undertaken by Tenant at Leased Premises. Such affidavits shall include a certification that no Hazardous Substance is generated, used, stored, handled or disposed of at Leased Premises or, if any such Hazardous Substance is generated, used, stored, handled or disposed of, shall state the nature of any such substance and the methods used in handling the same in reasonable detail. Such affidavits shall be delivered to Landlord within ten (10) business days after request therefor.

             5.5.8. Within ten (10) business days after request therefor. Tenant shall provide all information requested from time to time by Landlord, or by any Enforcement Agency for the preparation of all appropriate notices, submissions or affidavits (including, without limitation. Non-applicability Affidavit, de Minimis Quantity Exemption Application, Limited Conveyance Application or Administrative Consent Order). Within ten (10) business days after request therefor. Tenant shall execute and deliver any document reasonably required in order to comply with any Environmental Law.

             5.5.9. Tenant shall promptly deliver to Landlord copies of all notices made by Tenant to, or received by Tenant from, any Enforcement Agency or from the United States Occupational Safety and Health Administration concerning environmental matters or Hazardous Substances at Leased Premises or Entire Premises.

             5.5.10. At any time throughout the term of this Lease'and any extension thereof, Landlord may cause an inspection to be made of Leased Premises and its surrounding area for the purpose of determining whether any Hazardous Substance is present thereon.

             5.5.11. Tenant shall indemnify, defend and hold Landlord harmless of and from any and all losses, costs, damages, expenses or other financial consequences in connection with any claims arising by reason of any violation by or on behalf of Tenant of the provisions of this Section 5.05 and this indemnity shall survive expiration or other termination of this Lease.

             5.5,12 Landlord has no current knowledge that any Hazardous Substances currently exist at the Leased Premises or the Building.

     6. INDEMNITY. INSURANCE AND WAIVER OF CLAIMS

        6.1. Indemnity

             Tenant shall indemnify and defend Landlord and save it harmless from and against all claims, suits, actions, damages, judgments, liabilities, fines, penalties, costs, fees and expenses for loss of life, personal injury or damage to property: (a) arising from or out of any occurrences within Leased Premises; or (b) by reason of the occupancy or use of the Leased Premises or any part of Entire Premises by Tenant or any invitee, employee, agent, attorney, successor or permitted sublessee or assignee of Tenant; or (c) occasioned wholly or in part by any act or omission of Tenant or breach of this Lease by Tenant or by its agents, contractors, customers, employees, servants, lessees, or concessionaires, successors or permitted sublessees or assignees, except if caused by the gross negligence or willful misconduct of Landlord, its agents, employees or invitees. If Landlord shall be made a party to any litigation commenced by or against Tenant its agents and employees. Tenant shall indemnify and hold Landlord harmless and shall pay all costs, expenses and attorneys fees incurred or paid by Landlord in connection with such litigation.

        6.2. Insurance

             Throughout the term of this Lease and any extensions thereof, and so long as Tenant or any party claiming under Tenant remains in possession of Leased Premises, Tenant shall obtain, maintain and pay for comprehensive general liability insurance covering the Leased Premises, the business operated by Tenant in the Leased Premises and the contractual liability of Tenant under this Lease, naming Landlord and any mortgagee as additional insureds, in form and content and with insurers reasonably satisfactory to Landlord, and with a minimum limit of One Million Dollars ($1,000,000.00) for injury or death and One Hundred Thousand Dollars ($100,000.00) for property damage, and for such other coverages as reasonably might be required by Landlord or its mortgagee. Tenant shall also obtain, maintain and pay for contents insurance covering at least 50% of the replacement value (without depreciation) of all Tenant's personal property (including, 'but not limited to Tenant's Fixtures and equipment, whether owned or leased) situated in or about the Leased Premises with an "all risk" policy form with coverage at a minimum as broad as a Standard Multi Peril policy form (SMP) policy form, which contains the most recent Commercial ISO "Causes of Loss-Special Form."

             All insurance policies required to be maintained by Tenant under this Lease shall be issued by insurance companies licensed to do business in the Commonwealth of Pennsylvania, shall be reasonably satisfactory to Landlord, and shall name Landlord and its managing agent as additional parties insured. Certificates of such insurance (showing payment of current premiums thereon) shall be delivered to Landlord a minimum often (10) days prior to the commencement of the term of this Lease with renewals thereof delivered to Landlord a minimum of ten (10) days prior to the expiration of any of such policies. If requested to do so Tenant shall also provide Landlord with copies of the pertinent portions of all such policies and also permit Landlord to examine the original policies. Each policy shall contain an agreement by the insurer that such policy shall not be canceled without ten (10) days prior notice to Landlord by certified mail. If Tenant fails to deliver any of the certificates as required in this Lease Landlord may either terminate this Lease or procure such insurance at the cost of Tenant and pay the premiums thereon. Such premiums shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord together with interest immediately upon demand.

        6.3. Landlord's Insurance

             Landlord will carry such all risk insurance covering Leased Premises as Landlord deems necessary or as may be required by any mortgagee of Entire Premises. If there shall be any increase in premiums that may be charged during the term of this Lease on any insurance carried by Landlord on Entire Premises caused by any act or omission of Tenant, Tenant shall pay as additional rent hereunder (in addition to Tenant's Proportionate Share of Cost of Operations of the Entire Premises) the amount of such increased premiums. A schedule issued by the organization establishing the insurance rate on Entire Premises, showing the components of such rate, shall be conclusive evidence of the amount of such premiums.

        6:4. Waiver of Claims

             Tenant waives all claims against Landlord, its agents, servants, successors and assigns and agrees to indemnify and hold it and them harmless for loss of life, injury to person or damage to property sustained by Tenant or any other occupant of Leased Premises or of any other part of Entire Premises or by its or their agents, servants and employees resulting directly or indirectly out of the condition of Leased Premises or Entire Premises or resulting from any accident or occurrence in or about Leased Premises or Entire Premises or resulting directly or indirectly from any act or neglect of any tenant or occupant of Entire Premises or of any other person, except if caused by the gross negligence or willful misconduct of the Landlord, its agents or employees. All property belonging to Tenant or any occupant of Leased Premises or Entire Premises shall be thereon at the risk of Tenant or such other person only and Landlord shall not be liable for damage thereto or loss, theft or misappropriation thereof. Tenant shall be responsible for all goods or property of any third party left-upon Leased Premises.

        6.5. Waiver of Subrogation

             All insurance policies carried by either Landlord or Tenant covering the Leased Premises, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same shall be obtainable without extra cost, or, if extra cost shall be charged therefor, so long as the other party pays such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

             Each of the parties hereto hereby releases the other, to the extent of their respective required insurance and any deductibles or self insurance, from any and all liability for any loss or damage which may be inflicted upon the property of such party, even if such loss or damage shall be brought about by the fault or negligence (including gross negligence) of the other party or their respective agents or employees, provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate waiver hereinabove described is available through generally issued insurance policies.

     7. DAMAGE OR DESTRUCTION

        7.1. Damage to Leased Premises

             If all or part of the Leased Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of an architect selected by Landlord, cannot be substantially repaired under applicable laws and governmental regulations within ninety (90) days from the date of such casualty (employing normal construction methods without overtime or other premium and utilizing insurance proceeds recoverable by Landlord under its then existing insurance coverage), then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not more than ten (10) days after receipt of such architect's opinion. Landlord shall cause its architect to provide to Tenant, within forty five (45) days after the date of such casualty, notice of such architect's determination of the estimated time to repair any such damage. If such notice is not timely provided to Tenant, Tenant may terminate this Lease upon notice to Landlord. In the event of the termination of this Lease as provided by this
Section 7.1, or by Section 7.3 below, the rent payable by Tenant hereunder shall abate as of the date of such casualty. If neither Landlord nor Tenant shall so terminate this Lease, Landlord shall forthwith at its own expense, to the extent of insurance proceeds actually received by Landlord on account of such fire or other casualty, subject to the rights of any mortgagee, repair such damage, other than damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord or which were originally constructed by Tenant, which shall be repaired by Tenant. Upon substantial completion of Landlord's work as aforesaid, Tenant shall promptly install its equipment, appliances, furniture, furnishings and other personal property in the Leased Premises as required to conduct its business.

        7.2. Abatement

             If, as a result of a fire or other casualty which does not result in termination of this Lease as set forth in Section 7.1 above, work is required to repair damage to all or part of the Leased Premises under this Article 7, the rent payable by Tenant hereunder shall be proportionately reduced to the extent that the Leased Premises are thereby rendered unsuitable by Tenant for its business, from the date of such casualty until the date of completion by Landlord of the repairs to the Leased Premises (or the part thereof rendered unsuitable). Notwithstanding anything contained in this Section 7.2, minimum rent payable by Tenant hereunder shall not be abated if the damage is caused by any act or omission of Tenant, its agents, servants, employees or any other person entering upon the Leased Premises under express or implied invitation of Tenant.

       7.3. Major Damage to Entire Premises

            The provisions of Section 7.1 to the contrary notwithstanding, if all or a substantial part of the Entire Premises is rendered untenantable by damage from fire or other casualty to such a material extent that in the reasonable opinion of Landlord the Entire Premises must be totally or partially demolished or reconstructed. Landlord may elect to terminate this Lease as of the date of such casualty by written notice delivered to Tenant not more than sixty (60) days after the date of such casualty. In the event of any casualty to the Entire Premises or to the Leased Premises, to the extent permitted by applicable codes and orders of any appropriate governmental authority, Landlord shall permit Tenant access to the Leased Premises for the purposes of removing Tenants books, records, and other personalty.

     8. EMINENT DOMAIN

        8.1. Total Condemnation

             If the whole of Leased Premises shall be condemned by eminent domain or shall be conveyed by Landlord in lieu of any such condemnation for any public or quasi- public use or purpose, the term of this Lease shall expire as of the date on which possession of Leased Premises is required to be surrendered to the condemning authority, and all rent shall be paid up to such date.

        8.2. Partial Condemnation

             If any part of Leased Premises shall be condemned by eminent domain or shall be conveyed by Landlord in lieu of any such condemnation for any public or quasi- public use or purpose and the remainder of the Leased Premises shall thereafter be unsuitable for the business of Tenant, the term of this Lease shall cease and terminate as of the date on which possession of the Leased Premises is required to be surrendered to the condemning authority as though such condemnation or conveyance were a total condemnation under Section 8.1. If the remainder of Leased Premises after such condemnation or conveyance is suitable for the business of Tenant, Landlord shall promptly restore Leased Premises to the extent of net condemnation proceeds available for such purpose after payment of all costs and payment of any amounts that may be due to any first mortgagee for the value of the diminished fee, to a condition as nearly comparable as possible to its condition immediately preceding such condemnation or conveyance, and rent shall abate in the ratio that the area of Leased Premises condemned or conveyed bears to the total area of Leased Premises before such condemnation or conveyance.

        8.3. Condemnation of Entire Premises

             If any part of Entire Premises shall be condemned by eminent domain or shall be conveyed by Landlord in lieu of such condemnation for any public or quasi-public use or purpose and the remainder of Entire Premises after such conveyance or condemnation shall be unsuitable, in the opinion of Landlord, for continued operation as an integral unit. Landlord may elect to treat such condemnation or conveyance as a condemnation or conveyance of the whole of Leased Premises under the terms of
Section 8.1. If Landlord does not elect the foregoing option, this Lease shall continue without any right on the part of Tenant to claim any reduction in rent or other payments due hereunder by reason of the reduction in size of Entire Premises.

        8.4. Awards

             If Leased Premises or the rights of Tenant under this Lease shall be affected in any way by any condemnation or conveyance in lieu thereof. Tenant waives all claims of any nature whatsoever against Landlord and assigns to Landlord all claims of any nature against the condemning authority arising by reason of such condemnation or conveyance in lieu thereof, including without limitation all claims for loss of Tenant's leasehold estate. Notwithstanding the foregoing. Tenant may file such claims with the condemning authority as may be permitted by applicable law for removal expenses, business dislocation damages, and moving expenses but only so long as such claims do not reduce any award otherwise payable to Landlord.

     9. ASSIGNMENT AND SUBLETTING

        9.1. Transfer, Assignment and Subletting

             9.1.1. In this Section, the word "Transfer" means any of the following whether accomplished voluntarily, involuntarily, by operation of law or by other means: (1) the assignment of any interest in this Lease; (2) the subletting of all or any part of the Leased Premises; (3) the grant to anyone other than Tenant of a license or other right to use all or any part of the Leased Premises; or (4) a mortgage, pledge or grant of any security interest in this Lease or in the Leased Premises, but excluding any assignment or sublet to any parent or majority-owned subsidiary, any successor by virtue of a merger, consolidation or corporate reorganization, or the purchaser of substantially all of the assets of Tenant provided that (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principals at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease, and (ii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten
(10) days prior to the effective date of any such transaction.

             9.1.2. Tenant shall not make, permit or suffer any Transfer or Transfers without Landlord's written consent which shall not be unreasonably withheld. Landlord may impose any conditions Landlord desires to the grant of consent to any Transfer. The grant of consent lo any Transfer shall not waive the foregoing limitation and right of Landlord as to any future additional Transfer or Transfers all of which shall not be made without similar consent of Landlord.

               9.1.3. Following any Transfer, Tenant shall remain primarily and directly liable to Landlord for the performance of all the terms of this Lease.

               9.1.4. All net profits accruing to Tenant, directly or indirectly, from any Transfer shall be paid to Landlord as additional rent.

         9.2. "Landlord"

               The word "Landlord" when used in this Lease shall mean the owner from time to time of the Lessor's interest in this Lease. If the interest or estate of Landlord in Leased Premises shall terminate by operation of law or by a sale of the Entire Premises or the Leased Premises or by execution or foreclosure sale or for any other reason, or if any third party becomes entitled to collect and receive rent under this Lease, Landlord shall be released and relieved from all liability accruing thereafter under this Lease. Landlord's (or any successor's) liability under this Lease shall be limited to its interest in the Entire Premises. The liability of any partnership joint venture or other non corporate owner of Landlord's interest shall be so limited without direct or personal liability on the part of any partners, joint venturers, shareholders or other parties participating therein.

     10. SUBORDINATION AND QUIET ENJOYMENT

         10.1. Subordination

               This Lease and all of the terms, covenants and conditions hereof is and automatically shall be subject and subordinate to any mortgage or mortgages and to any prior leases affecting Leased Premises or Entire Premises or any part of either of them. However, if any mortgagee or prior lessor so requests. Tenant shall execute, acknowledge and deliver an agreement in form and content satisfactory to such mortgagee or prior lessor subordinating such mortgage to this Lease, and agreeing to attorn to such mortgagee or prior lessor, or both. Upon written request from Tenant, Landlord shall reasonable efforts to obtain from any mortgagee under any mortgage recorded after the date hereof a Subordination, Non-Disturbance and Attornment, provided that Tenant pays all of Landlord's reasonable out of pocket costs therefore,

         10.2. Estoppel Certificate

               At any time, and from time to time, upon the written request of Landlord or any mortgagee. Tenant, within ten (10) business days of the date of such written request, agrees to execute and deliver to Landlord and/or such mortgagee, without charge and in a form satisfactory to Landlord and/or such mortgagee, a written statement: (a) ratifying this Lease; (b) confirming the commencement and expiration dates of the term of this Lease; (c) certifying that Tenant is in occupancy of the Demised Premises, and that the Lease is in full force and effect and has not been modified, assigned, supplemented or amended except by such writings and in such manner as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied or performed by Landlord have been satisfied or performed except as shall be stated; (e) certifying that Landlord is not in default under the Lease and that there are no defenses or offsets against the enforcement of this Lease by Landlord, or staring the defaults and/or defenses claimed by Tenant; (f) reciting the amount of advance rent, if any, paid by Tenant and the date to which such rent has been paid; (g) reciting the amount of security deposited with Landlord, if any; (h) certifying compliance with the environmental covenants of the Lease as set forth in this Lease; and (i) including any other information which Landlord or mortgagee might reasonably require.

         10.3. Quiet Enjoyment

               Subject to the express provisions of this Lease and upon payment of the rents and performance of all the other covenants, terms and conditions of this Lease, Tenant shall peaceably and quietly hold and enjoy Leased Premises for the term herein specified.

     11. RIGHTS OF LANDLORD

         11.1. Right of Entry

               Landlord or Landlord's agents or such persons as Landlord may authorize may enter Leased Premises at all reasonable times for purposes of examination, exposition to prospective purchasers or lessees of Leased Premises or Entire Premises and making of repairs, alterations, improvements and additions to Leased Premises or Entire Premises all as Landlord may deem necessary or desirable. Landlord may take into Leased Premises all material that may be required to make such repairs, alterations, improvements or additions. No such entry upon Leased Premises shall be deemed an eviction of Tenant in whole or in part and the rent reserved in this Lease shall not abate in whole or in part while any such repairs, alterations, improvements or additions are being made by Landlord. Landlord shall not be liable to Tenant for any damage, decrease or loss of business occurring either during or after the making of any such repairs, alterations, improvements or additions. During the six (6) month period prior to the expiration of the term of this Lease or any renewal thereof. Landlord may exhibit Leased Premises to prospective tenants or purchasers and place upon Leased Premises "For Rent" or "For Sale" signs which Tenant shall permit to remain upon Leased Premises without molestation. If Tenant or a designee of Tenant shall not be present to open and permit entry into Leased Premises at any time when such entry shall be necessary or permissible, Landlord or its agents may enter Leased Premises by a master key or may forcibly enter thereon, without rendering Landlord or such agent liable therefor and without affecting the obligations and covenants of Tenant. The reservation of rights in this Section shall not be construed as imposing upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of Entire Premises or of Leased Premises except as specifically provided in this Lease. Notwithstanding the foregoing, except in the event of an emergency, Landlord shall provide to Tenant at least twenty four (24) hours prior oral notice before entering into the Leased Premises. Landlord shall use all commercially reasonable efforts to minimize any interference with Tenant's business operations

         11.2. Utilities and Conduits

               Landlord may from time to time place conduits or other facilities for utilities servicing other portions of Entire Premises over, across or through such portions of Leased Premises not unreasonably interfering with the appearance thereof or conduct of business therein by Tenant, as Landlord deems necessary or advisable.

     12. DEFAULT AND REMEDIES

         12.1. Events ofDefault

               The following shall be considered "Events of Default:"

               The failure of Tenant to pay, any installment of rent or additional rent or any other sum payable by Tenant under this Lease on or before ten (10) days after such payment is due.

               The failure to perform, violation or breach by Tenant of any of the terms, covenants or conditions of this Lease, which failure, violation or breach shall continue unremedied by Tenant for a period of twenty (20) days after written notice thereof shall have been given to Tenant by Landlord, or for such additional period as may be necessary to remedy such failure, violation or breach with due diligence.

               The abandonment by Tenant of Leased Premises or the removal or attempted removal by Tenant, except in the ordinary course of business, of any goods or property from Leased Premises without having paid and satisfied Landlord in full for all rent and other charges then due or that may thereafter become due until the expiration of the term of this Lease.

               12.1.1. The insolvency of Tenant as evidenced by an assignment by Tenant for the benefit of creditors, a petition in bankruptcy or for reorganization or an arrangement under any bankruptcy or insolvency law being filed voluntarily by Tenant, the adjudication of Tenant as a bankrupt, the issuance by any court of an order for relief as to Tenant, the filing against Tenant of a petition for appointment of a receiver of all or any part of Tenant's assets or property either in bankruptcy or other insolvency proceedings, unless such proceedings (but only to the extent such proceedings are voluntary) shall be staid or dismissed within sixty (60) days of the filing thereof, or the levy against any portion of the assets or property of Tenant by the Sheriff or other designated authority of any governmental subdivision having jurisdiction thereover. If an order for relief shall be granted, Tenant, or any party claiming on behalf of Tenant, shall be deemed to have given adequate assurances only if Landlord is reasonably assured that a party of substantial financial strength will continue occupancy of Leased Premises, continue to pay rent and in general be in a position to operate a business on the Leased Premises in accordance with zoning and land use requests applicable to the Entire Premises for a term of more than one year.

         12.2. Effect of an Event of Default

         Upon the occurrence of any Event of Default, as a result thereof and without entry or other action by Landlord:

         12.2.1. The balance of all rent and other charges to become due throughout the term hereof shall, at the option of Landlord, be accelerated and shall be immediately due and payable, and Landlord may in its own name, but as agent for Tenant, assign, sublet or relet Leased Premises for any period equal to or greater or less than the remainder of the term hereof for any sum which Landlord may deem reasonable to any lessee Landlord may select, and for any use or purpose which Landlord may designate. If Landlord so sublets or assigns this Lease, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's agent to collect any rents due from such assignee or sublessee and apply the same to the rent due hereunder without in any way affecting Tenant's obligation to pay any unpaid balance of rent and other charges due hereunder. In the event of such assignment or subletting, Landlord shall apply the rents received therefrom to the obligation of Tenant hereunder until Landlord shall have recovered in full all amounts due and owing from Tenant to Landlord together with a service charge of ten percent (10%) to Landlord. Landlord shall be under no obligation whatsoever, either to assign, sublet or relet Leased Premises, at any time or upon any specific terms or conditions.

         12.2.2. At the option of Landlord, this Lease and the term created hereby shall cease and determine and become absolutely void without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any term, covenant or condition broken or defaulted, whereupon Landlord shall be entitled to recover damages for such event of default in an amount equal to the amount of rent reserved for the balance of the term hereof, less the fair rental value of Leased Premises for the balance thereof.

         12.3. Remedies of Landlord

         Upon the occurrence of any Event of Default, Landlord or anyone acting on Landlord's behalf, at Landlord's option, may:

         12.3.1. Without notice or demand enter the Leased Premises, breaking open locked doors, if necessary, to effect entrance, without liability to action or prosecution for damages for such entry or for the manner thereof, for the purpose of distraining (to the extent permitted by law) or levying and for any other purposes, and take possession of and sell all goods and chattels of Tenant at auction, on three (3) days' notice served in person on Tenant or left on Leased Premises, and retain the proceeds thereof on account of Tenant's obligations hereunder; and Tenant hereby forever remises, releases and discharges Landlord, and its agents, from all claims, actions, suits, damages, and penalties, for or by reason or on account of any entry, distraint, levy, appralsement or sale; or

               12.3.2. Enter Leased Premises and without demand proceed by distress (if permitted by law) and sale of the goods of Tenant there found (or by such other means as may then be permitted to enforce Landlord's lien) to levy the rent or other charges herein payable as rent, and all costs and officers' commission, including watchmen's wages and sums chargeable to Landlord, and further including a sum equal to five percent (5%) of the amount of the levy as commission to the constable or other person making the levy, shall be paid by Tenant and in such case all costs, officers' commissions and other charges shall immediately attach and become part of the claim of Landlord for rent, and any tender of rent without said costs, commissions and charges made after the issue of a warrant of distress shall not be sufficient to satisfy the claim of Landlord. Tenant hereby expressly waives in favor of Landlord the benefit of all laws now made or which may hereafter be made regarding any limitation as to the goods upon which, or the time within which, distress (or any such other procedure) is to be made after removal of goods, and further relieves Landlord of its obligations of proving or identifying such goods, it being the purpose and intent of this provision that all goods of Tenant in, on or about Leased Premises shall be liable to distress for rent and subject to Landlord's lien. Tenant authorizes the sale of any goods distrained for rent at any time after five (5) days from said distraint without any appraisement or condemnation thereof.

               12.3.3. Lease Leased Premises or any part or parts thereof to such person or persons for such rents and for such terms as may, in Landlord's discretion, seem best without affecting Tenant's liability for any loss of rent for the balance of the term.

               12.3.4. TENANT HEREBY EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR MINIMUM ANNUAL RENT AND ADDITIONAL RENT, INCLUDING THE CHARGES, PAYMENTS, COSTS AND EXPENSES HEREIN RESERVED, OR HEREIN AGREED TO BE PAID BY TENANT AND IN SAID SUITS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE AND THEN DUE AND UNPAID, AND OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT OR AGREED TO BE PAID BY TENANT AND THEN DUE AND UNPAID, AND FOR INTEREST AND COSTS TOGETHER WITH A REASONABLE ATTORNEY'S COMMISSION. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT AND/OR OTHER CHARGES RESERVED AS RENT OR AGREED TO BE PAID BY TENANT SHALL FALL DUE OR BE IN ARREARS. TENANT UNDERSTANDS THAT FOLLOWING ENTRY OF SUCH JUDGMENT, LANDLORD MAY LEVY EXECUTION OR PROCEED IN ANY LAWFUL MANNER LANDLORD DETERMINES TO ENFORCE SUCH JUDGMENT. TENANT, WITH FULL KNOWLEDGE OF SUCH REMEDIES WAIVES ITS RIGHTS TO NOTICE THEREOF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE. TENANT ACKNOWLEDGES THAT SECTION 12.1 GRANTS TO TENANT ADEQUATE GRACE AND NOTICE PERIODS AND TENANT ACCEPTS SUCH GRACE AND NOTICE PROVISIONS AS SATISFYING ALL OF TENANT'S RIGHTS INCLUDING BUT NOT LIMITED TO ITS CONSTITIONAL RIGHTS.

               12.3.5. UPON THE EXPIRATION OF THE THEN CURRENT TERM OF THIS LEASE OR THE EARLIER TERMINATION OR SURRENDER HEREOF AS PROVIDED IN THIS LEASE, IT SHALL BE LAWFUL FOR ANY ATTORNEY TO APPEAR AS ATTORNEY FOR TENANT AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT AND TO CONFESS JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF LEASED PREMISES, FOR WHICH THIS LEASE SHALL BE ITS SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION OR OTHER APPROPRIATE WRIT UNDER THE RULES OF CIVIL PROCEDURE THEN IN EFFECT MAY ISSUE FORTHWITH (TENANT WAIVING ITS RIGHTS AS SET FORTH IN SECTION
12.3.4 ABOVE), WITHOUT ANY PRIOR WRIT OR PROCEEDINGS; PROVIDED, HOWEVER, IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF LEASED PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME DEFAULT AND UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE UNDER ANY OF THE TERMS OF THIS LEASE TO BRING ONE OR MORE FURTHER ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF LEASED PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF LEASED PREMISES AS HEREINABOVE PROVIDED. OF POSSESSION OF LEASED PREMISES AS HEREINABOVE PROVIDED.

               Tenant acknowledges that it has read and understood the foregoing
Section 12.3.4 and 12.3.5 has had an opportunity to discuss such Section with councel.

                                                                  -------------
                                                                  initial

               12.3.6. In any action of ejectment and/or for rent in arrears, landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it, setting forth the facts necessary to authorize the entry of judgment, and, if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to th( contrary notwithstanding. Tenant hereby releases to Landlord and to any and all attorneys who may appear for Tenant all procedural errors in said proceedings and all liability thereof. If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly and Rules of Civil Procedure, either at the end of the term or earlier termination of this Lease, or for non-payment of rent or any other reason. Tenant specifically waives the right to the 3 months' notice and to the 15 or 30 days' notice required by the Landlord and Tenant Act of 1951, and agrees that 5 days' notice shall be sufficient in either or any such case.

         12.4. Cost of Enforcement

               In connection with any breach by Tenant of any of its obligations under this Lease, Tenant shall pay to Landlord, as additional rent upon demand, all of Landlord's costs, charges and expenses including without limitation the reasonable fees of counsel, agents and others retained by Landlord for the enforcement of Tenant's obligations under this Lease and also any such costs, charges, expenses or fees incurred by Landlord in any litigation in which Landlord, without Landlord's fault becomes involved or concerned by reason of this Lease or the relationship of Landlord and Tenant under this Lease.

         12.5. Waiver of Notice and Right of Redemption

               12.5.1. With the exception of the notices specifically provided for in Section 12.1 of this Lease, Tenant waives all rights to legal notice whether provided by statute or common law and agrees that five (5) days notice of any proceedings to recover possession at any time shall be sufficient.

               12.5.2. Tenant waives all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any reason as provided in this Lease.

         12.6. Cumulative Remedies

               All of the remedies hereinbefore given to Landlord and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No determination hereof or the taking or recovering of Leased Premises shall deprive Landlord of any of its remedies or actions against Tenant for rent or any and all other sums due at the time or which, under the terms hereof, would in the future have become due if there had been no determination, nor shall the bringing of any action for rent or for breach or default under any term, condition or covenant, or the resort to any other remedy herein provided for the recovery of rent, be construed as a waiver of the right to obtain possession of the demised premises.

         12.7. Landlord's Right to Enforce Strictly

               Any law, usage or custom to the contrary notwithstanding. Landlord shall have the right at all times to enforce all terms, conditions and covenants hereof in strict accordance herewith, notwithstanding any conduct or custom on the part of Landlord in refraining from so doing at any time or times. Further, the failure of Landlord at any time or times to enforce its rights hereunder strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to any specific term, condition or covenant hereof, or as having in any way or manner modified the same.

         12.8. Security Agreement


               This Lease shall be a Security Agreement under the Uniform Commercial Code as enacted, effective and amended in Pennsylvania granting to Landlord a security interest in and to all property of Tenant placed upon Leased Premises. Tenant shall execute such financing statements and other documents as may be required to grant and perfect such security interest. Notwithstanding the foregoing, the lien and any security interest granted to Landlord in the aforesaid sentence and under law, if any, shall be subordinate, without the need for any further action, to any lien or security interest granted by Tenant to any third-party in connection with any financing.

     13. SECURITY DEPOSIT

         13.1. Purpose of Deposit

               The security deposit posted by Tenant under the terms of Section
1.06 of this Lease shall be held by Landlord or Landlord's Agent as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease throughout the term and any extensions thereof. If at any time during the term of this Lease any of the rent reserved in this Lease shall be overdue and unpaid or any other sum payable by Tenant to Landlord under this Lease shall be overdue and unpaid beyond any applicable cure period. Landlord may, in its sole discretion and in addition to any other remedies provided at law or in equity or by this Lease appropriate and apply any portion of such deposit to the payment of any such overdue rent or other sum. Within thirty (30) days after expiration of the term of this Lease, as such term might be extended from time to time, Landlord shall refund such deposit, without interest, less any reduction therein because of Event of Default on the part of Tenant.

         13.2. Use of Deposit

               If an Event Of Default occurs. Landlord may at its sole discretion in addition to any other right or remedy provided in this Lease or at law or in equity, appropriate and apply so much of such deposit as may be necessary to compensate Landlord for all loss or damage sustained or suffered by Landlord by reason of such breach by Tenant. Should any part of such deposit be appropriated and applied by Landlord for any reason. Tenant shall promptly upon receipt of notice thereof, pay to Landlord such amounts as may be necessary to restore such deposit to the amount set forth in Section 1.06. Tenant's failure to maintain such deposit at the amount set forth in Section 1.06 shall constitute a material breach of this Lease.

         13.3. Transfer of Deposit

               Upon any transfer of the Landlord's interest in this Lease to a successor, Landlord may deliver the amount of such deposit to such successor whereupon Landlord shall be relieved of any obligation to return such deposit to Tenant and Tenant shall thereafter look to such successor for the performance of all the terms of this Article.

     14. MISCELLANEOUS PROVISIONS

         14.1. Brokers

               Tenant represents that Tenant has dealt with no broker, agent, finder or other intermediary in connection with this Agreement other than Edwin
D. Koziowski of DEKK Realty for whose commission Landlord shall be responsible pursuant to the terms of a separate agreement. Tenant hereby agrees to indemnify, defend and hold Landlord harmless of and from any and all liabilities, suits or claims arising as a result of any claim by any other broker agent, or intermediary claiming to have dealt with Tenant in connection with this Lease,

         14.2. Tenant

               The word "Tenant" used in this Lease shall mean every person or party named as Tenant in this Lease. Any notice given as provided in Section 1.8 shall bind all such parties and it shall have the same force as if given to all of them. The use of the neuter singular pronoun to refer to Landlord and Tenant shall be deemed a proper reference to either of them whether they be an individual, a partnership or any form ofjoint venture.

         14.3. Accord and Satisfaction

               No acceptance by Landlord of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed an Accord and Satisfaction. Landlord may accept any check for payment by Tenant without prejudice to Landlord's right to recover the remainder of any rent or other payment then in arrears and Landlord may pursue any other remedy provided in this Lease. No acceptance by Landlord of any payment of rent or other sum by Tenant shall be deemed a waiver of any of the obligations of Tenant under this Lease.

         14.4. Holding Over

               Any holding over after the expiration of the term of this Lease, with the consent of Landlord, shall at Landlord's option be construed to be a tenancy either from month to month at the rent and other payments herein specified and shall otherwise be subject to the conditions, covenants and agreements of this Lease. If Tenant shall hold over without the consent of Landlord after the termination of this Lease for any reason whatsoever, Tenant shall pay as liquidated damages and not as a penalty an amount equal to 150% of the prorated minimum rent for the period during which such holding over continues, but the acceptance of such amount by

Landlord shall be without prejudice to any other rights or remedies of Landlord at law or in equity or under this Lease.

         14.5. Recording

               Tenant shall not record this Lease without the written consent of Landlord. If requested by Landlord a memorandum or short-form Lease setting forth only such items as are required to be set forth under the Laws of the Commonwealth of Pennsylvania in effect at such time shall be executed by Tenant.

         14.6. Delays

               If either party to this Lease shall be delayed or prevented from the performance of any obligation hereunder (other than the obligation of Tenant to pay rent or additional rent when due) by reason of labor disputes, inability to procure materials, failure of utility services, restrictive governmental laws or regulations, riots, insurrection, war or other similar causes beyond the control of such party, the performance of such act shall be excused for the period of the delay. The provisions of this Section 14.6 shall not excuse Tenant from the prompt payment of any sums payable under any of the provisions of this Lease.

         14.7. Entire Agreement

               This Lease and the Exhibits and any Rider attached hereto and sets forth the Entire Agreement between the Parties and there are no other agreements expressed or implied, oral or written, except as herein set forth. This Agreement may not be amended, altered or changed except in writing executed by both of the parties hereto.

         14.8. Captions

               The Captions, Section numbers. Article numbers and Index appearing in this Lease are inserted only for the convenience of the Parties and shall not in any way affect the meaning or intent of any portion of this Lease.

         14.9. Partial Invalidity and Construction

         The Sections of this Lease are intended to be severable. If any Section or provision of this Lease shall be held to be unenforceable by any court of competent jurisdiction, this Lease shall be construed as though such Section had not been included in it. If any Section or provision of this Lease shall be subject to two constructions, one of which would render such Section or provision invalid, then such Section shall be given that construction which would render it valid.

         14.10. Successors

         The provisions of this Lease shall be binding, upon the respective Parties hereto and their respective heirs, administrators, successors and assigns provided that this provision shall not be deemed the consent by Landlord to any subletting or assignment by Tenant except as herein specifically provided.

         14.11. No Option

         The submission of this Lease for examination by Tenant does not constitute an option to Lease. This Lease shall become effective only upon execution and delivery by Landlord and Tenant.

         14.12 Option To Extend The Term Of The Lease

         Provided the Lease shall then be in full force and effect and Tenant shall not be in default in the performance and/or observance of any of the terms, covenants and conditions by it to be performed and/or observed hereunder beyond any applicable notice and cure periods, it is agreed that Tenant shall have the option to extend the term of this Lease for one (1) additional period of five (5) years following the expiration of the Term hereof on the same terms and conditions herein contained, except that the Minimum Rent, due and payable by Tenant shall increased by $0.50 per rentable square foot for year of the extension option, If Tenant shall elect to so extend the term of this Lease pursuant to this Section, Tenant shall give written notice to Landlord as provided elsewhere in the Lease, at least six (6) months prior to the expiration of the term of the Lease.

               This Lease consists of pages one (1) through thirty-two (32) inclusive, together with Exhibit "A" which is attached hereto and made a part hereof.

               IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                          TENANT

                          Digital Descriptor Systems, Inc.

                          By: Michael J. Pelligrino
                              --------------------------------------
                              Name:  Michael J. Pelligrino
                              Title: VP & CEO

                          LANDLORD:

                          BT LINCOLN, L.P.
                          BY ITS SOLE GENERAL PARTNER
                          BT LINCOLN LLC

                          By: Michael P. Markman
                              --------------------------------------
                              Michael P. Markman
                              Authorized Member


                                   Exhibit A